Exhibit 99

Orrstown Financial Services, Inc. and Orrstown Bank Receive Investment Grade Ratings from Kroll Bond Rating Agency

SHIPPENSBURG, PA-June 7, 2018 (GLOBE NEWSWIRE) -- Orrstown Financial Services, Inc. (NASDAQ: ORRF) (the “Company"), the holding company for Orrstown Bank (the “Bank”), announced today that the Company and the Bank received investment grade ratings with a stable outlook from Kroll Bond Rating Agency (“KBRA”).

In its release, KBRA noted, “The ratings are supported by ORRF’s strong management team, the Company’s relationship banking approach with an emphasis on core depository funding, diversified revenue mix, and sophisticated infrastructure, which can support a significantly larger institution.”

KBRA assigned the following specific ratings to the Company and the Bank:

Orrstown Financial Services, Inc.		Orrstown Bank
Senior Unsecured Debt	BBB	Deposit	BBB+
Subordinated Debt	BBB-	Senior Unsecured Debt	BBB+
Short-Term Debt	K3	Subordinated Debt	BBB
		Short-Term Deposit	K2
		Short-Term Debt	K2
A copy of the complete report is available at KBRA’s website, www.kbra.com.

ABOUT THE COMPANY
With over $1.6 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiaries, Orrstown Bank and Wheatland Advisors, Inc., provide a wide range of consumer and business financial services through banking and financial advisory offices in Berks, Cumberland, Dauphin, Franklin, Lancaster, Perry, and York Counties, Pennsylvania and Washington County, Maryland. Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown Financial Services, Inc.’s common stock is traded on Nasdaq (ORRF). For more information about Orrstown Financial Services, Inc. and Orrstown Bank, visit www.orrstown.com. For more information about Wheatland Advisors, Inc., visit www.wheatlandadvisors.com.

FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see the Company’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements.

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